UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2010

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

            This current report on Form 8-K/A is being filed to amend Exopack Holding Corp.’s current report on Form 8-K filed on July 16, 2010 (the “Initial 8-K”) for the sole purpose of including revisions to the redacted versions of the four  supply agreements (the “Supply Agreements”) attached as Exhibits D, E, F and J to the Asset Purchase Agreement dated as of June 11, 2010 by and between Exopack Holding Corp. and Bemis Company, Inc. (the “Asset Purchase Agreement”).  The Asset Purchase Agreement, including the Supply Agreements attached thereto, is filed as Exhibit 2.1 hereto.  Based  on discussions with the staff of the Securities and Exchange Commission, the Supply Agreements attached to the Asset Purchase Agreement now include certain information that was previously redacted in the versions that were filed with the Initial 8-K.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

            The audited financial statements and unaudited interim financial statements of the Business (as defined in the Initial 8-K) required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which the Initial 8-K was required to be filed.

(b)  Pro Forma Financial Information.

            The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date on which the Initial 8-K was required to be filed.

(d)  Exhibits.

            The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: September 17, 2010	By: /s/ Jack Knott_____________
Name: Jack Knott
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1 †	Asset Purchase Agreement dated as of June 11, 2010 by and between Exopack Holding Corp. and Bemis Company, Inc. *

_______________

†          Confidential treatment has been requested for portions of this Exhibit 2.1. These portions have been omitted from this Current Report on Form 8-K, as amended, and have been filed separately with the Securities and Exchange Commission.

*          Schedules and certain exhibits to this Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Exopack Holding Corp. will furnish copies of the omitted schedules and exhibits to the Securities and Exchange Commission upon its request.